Exhibit 99.1

Greenwood Hall Reports Third Quarter 2016 Financial Results and Financial Outlook for FY-2017

49% Increase in EdTech revenues and Adjusted

EBITDA loss improved 75% year-over-year

•	Best Adjusted EBITDA Performance in Over 10 Quarters
•	10 Contracts Signed In Q3 Bolster 90% EdTech Sales Growth Outlook for FY-2017
•	Improvement in Adjusted EBIDTA Performance Expected to Continue

SANTA MONICA, CALIF., July 20, 2016 - Greenwood Hall, Inc. (QTCQB: ELRN), a Los Angeles-based education technology company that helps colleges and universities improve student engagement and outcomes, announced its financial results for the third quarter of Fiscal Year 2016. The Company experienced a $484,437, or 49%, increase in revenue from its EdTech-related offerings during the third quarter compared to the same period in 2015. Overall revenue for the quarter ending May 31, 2016 was relatively flat at $2,155,082, compared to $2,170,894 for the same quarter in 2015, primarily due to lower revenue from the Company’s legacy, non-EdTech business, compared to the same period in 2015.

Third Quarter 2016 Highlights

•	Addition of 18 client contracts this fiscal year to date – 10 of which were signed during the third quarter, including contracts with the University of Oklahoma, Nevada State,, University of Arizona, Troy University, and Oklahoma City Community College.
•	Renewal of strategic subscription agreement with University of the Southwest.
•	Strategic EdTech revenue of $1.47 million, compared to $0.99 million during the same period last year, representing a 49% increase year-over-year in a critical vertical.
•	75% improvement in Adjusted EBITDA from the same period last year.

“We believe our third quarter results demonstrate our ability to achieve double-digit revenue growth in our education business while improving Adjusted EBITDA. While our third quarter reflects nearly 50% revenue growth in our EdTech segment, 10 of the 18 new contracts with education partners were signed in the third quarter, which means that many of the new contracts are not expected to have an impact on revenue until our fourth quarter of FY-2016 and continuing into FY-2017, which begins September 1, 2016,” said Dr. John Hall, Chief Executive Officer of Greenwood Hall.

Financial Outlook

The Company today provided select financial guidance for FY-2017.

Guidance for FY-2017 is for the period September 1, 2016 – August 31, 2017 and compares against projected results for the twelve-month period from September 1, 2015 through August 31, 2016. Based on our existing and new service contracts for the Company’s strategic EdTech offerings, Management anticipates FY-2017 revenues related to the Company’s EdTech business to increase by up to 90-100% and could be in the range of up to $ 11.5 - 12.2 million, compared to projected EdTech revenues of approximately $ 6.0 – 6.3 million for FY-2016. Revenue pertaining to the Company’s legacy and non-strategic offerings are anticipated to be in the range of up to $ 250K – 500K, compared to projected legacy business revenues of approximately $ 1.3 – 1.4 million for FY-2016. The Company anticipates having positive Adjusted EBITDA for the full FY-2017.

Hall added, “We have seen good momentum this fiscal year in terms of both revenue growth and putting ourselves on a path to profitability as we establish ourselves as an EdTech leader in helping colleges and universities maximize student success. Our progress and results for the third quarter support our present financial outlook for up to 90-100% revenue growth in our core EdTech business in Fiscal Year 2016.”

The Company believes its financial outlook for FY-2017 is further bolstered by the recent announcement that it has resolved litigation that was related to legacy, non-education operations of Greenwood Hall’s subsidiary, PCS Link, Inc. We believe the resolution of this matter reduces the uncertainty and risk that was associated with this particular litigation and eliminates the material expenditures associated with defending against the litigation.

Reconciliation of Adjusted EBITDA to Net Income

	Three Months Ended		Nine Months Ended
	May 31, 2016	May 31, 2015	May 31, 2016	May 31, 2015

NET LOSS	$(1,526,201)	$(1,977,200)	$(7,007,214)	$(4,771,058)
Adjustments:
Equity Expense	222,566	1,031,226	748,992	1,031,326
Interest Expense	550,801	198,477	3,240,317	510,275
Other Expense	-	-	-	-
Transaction Related Expenses	150,000	-	410,000	-
Change in Value of Derivatives	412,115	57,956	189,380	194,826
Miscellaneous Income (expense), net	16,482	(10,518)	49,752	21,343
Total Adjustments	1,351,964	1,277,141	4,638,441	1,757,770
ADJUSTED EBITDA (LOSS)	$(174,237)	$(700,059)	$(2,368,773)	$(3,013,288)

About Greenwood Hall, Inc.

Greenwood Hall is an education technology company that helps colleges and universities manage the student journey. Every Greenwood Hall solution is designed to increase revenue and improve student engagement as well as learning outcomes. Since 2006, Greenwood Hall has developed customized turnkey solutions that combine strategy, people, proven processes and robust technology to help schools effectively and efficiently improve student outcomes, as well as increase revenues and expand into new marketing channels, such as online learning. Greenwood Hall has served more than 60 education clients and over 75 degree programs.

For more information, visit http://www.greenwoodhall.com, follow us on Twitter @GreenwoodHall and Facebook at http://www.facebook.com/GreenwoodandHall.

Statement Concerning Forward-Looking Information

Any statements made in this press release about Greenwood Hall's future financial condition, results of operations, expectations, plans, or prospects, including the information under the heading "Financial Outlook" constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "projects," "should," "targets" and/or similar expressions. These forward-looking statements are based on Greenwood Hall's current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the risk factors described in Greenwood Hall’s Annual Report on Form 10-K for the period ended August 31, 2015, that are incorporated herein by reference. Any forward-looking statement in this release speaks only as of the date in which it is made. Except to the extent required under the federal securities laws, Greenwood Hall does not intend to update or revise the forward-looking statements.

*Non-GAAP Financial Measures

This press release includes references to Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA represents our earnings before interest expense, other income (expense), income taxes, depreciation and amortization, transactional-related expenses, stock-based compensation, and changes in the fair value of our derivative financial instruments. Adjusted EBITDA is a key measure used by Management and the Board of Directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our Management and Board of Directors. Adjusted EBITDA should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with U.S. GAAP. In addition, Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate Adjusted EBITDA in the same manner as we do.

Media Contact

John Hall

Chief Executive Officer

Greenwood Hall, Inc.

jhall@greenwoodhall.com

310-907-8200